Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer Equity-Income Fund dated December 4, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 2 and Amendment No. 3 to Registration Statement File Nos. 333-46453 and 811-08657, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
December 17, 1998